AMENDMENT #1 TO THE SECURITIES PURCHASE AGREEMENT DATED APRIL 19, 2017

THIS AMENDMENT #1 (the “Amendment”) TO THE SECURITIES PURCHASE AGREEMENT dated April 19, 2017, is made effective as of May 4, 2017, by and between Petrone Worldwide, Inc., a Nevada corporation (the “Company”), and Auctus Fund, LLC, a Delaware limited liability company (the “Holder”) (collectively the “Parties”).

BACKGROUND

A.     The Company and Holder are the parties to that certain securities purchase agreement (the “SPA”) dated April 19, 2017; and

B.     The Parties desire to amend the SPA as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                 Section 1a of the SPA shall be replaced in its entirety with the following:

“a. Purchase of Note. On the Closing Date (as defined below), the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company such principal amount of Note as is set forth immediately below the Buyer’s name on the signature pages hereto. In connection with the issuance of the Note, the Company shall issue 1,509,829 shares of its Common Stock to Buyer, as a commitment fee hereunder (the “Commitment Shares”).”

2.                 This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the SPA. Except as specifically modified hereby, all of the provisions of the SPA, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Petrone Worldwide, Inc. By: /s/ Victor Petrone Name: Victor Petrone Title: Chief Executive Officer	Auctus Fund, LLC By: /s/ Lou Posner Name: Lou Posner Title: Managing Director

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